    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 22, 1999
                                                           REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                                    FORM S-8
                                       ON
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      ------------------------------------

                           EASTGROUP PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)
            MARYLAND                                   13-2711135
        (State or other jurisdiction of                (I.R.S. Employer
        incorporation or organization)                Identification No.)
                              300 ONE JACKSON PLACE
                             188 EAST CAPITOL STREET
                         JACKSON, MISSISSIPPI 39201-2195
                                 (601) 354-3555

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

     EASTGROUP PROPERTIES, INC. 1991 DIRECTORS STOCK OPTION PLAN, AS AMENDED
      EASTGROUP PROPERTIES, INC. 1994 MANAGEMENT INCENTIVE PLAN, AS AMENDED
                            (Full title of the plans)

            DAVID H. HOSTER II, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                              300 ONE JACKSON PLACE
                             188 EAST CAPITOL STREET
                         JACKSON, MISSISSIPPI 39201-2195
                                 (601) 354-3555
  (Address, including zip code, and telephone number, including area code, of agent for service)
                             -----------------------

                                   Copies to:
                             JOSEPH P. KUBAREK, ESQ.
                        JAECKLE FLEISCHMANN & MUGEL, LLP
                             800 FLEET BANK BUILDING
                              TWELVE FOUNTAIN PLAZA
                             BUFFALO, NEW YORK 14202
                                 (716) 856-0600

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
    IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO A DIVIDEND OR INTEREST REINVESTMENT PLAN, PLEASE CHECK THE FOLLOWING BOX. [ ]
    IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN THE SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]

                         CALCULATION OF REGISTRATION FEE

                                                Proposed Maximum      Proposed Maximum      Amount of
        Title of Securities      Amount to be  Offering Price Per    Aggregate Offering    Registration
          to be Registered        Registered        Unit (1)              Price (1)            Fee
-----------------------------------------------------------------------------------------------------------
Shares of common stock,
$0.0001 par value per
share......................... 1,146,277 shares       $ 17.75               $ 20,346,417       $ 5,657
===========================================================================================================

         1. In compliance with Rule 457 of the Securities Act of 1933, as amended, estimated solely for purposes of calculating the registration fee on the basis of the average of the high and low sales price, as reported on the New York Stock Exchange, of the common stock, on November 19, 1999.

================================================================================

                                     PART I


                  In accordance with the instructional Note to Part 1 of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part 1 of Form S-8 has been omitted from this Registration Statement on Form S-8 on Form S-3 for offers of shares of common stock of EastGroup Properties, Inc. pursuant to the benefit plans referred to herein. The documents containing the information required by Part I of the Registration Statement will be sent or given to the plan participants. The prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings and resales of unregistered shares of common stock acquired pursuant to the benefit plans referred to herein and for the reofferings and resales of registered shares of common stock of EastGroup Properties, Inc. which may be issued in the future upon the exercise of options granted under the benefit plans referred to herein.

                           EASTGROUP PROPERTIES, INC.
                                RESALE PROSPECTUS


                  This prospectus is being used in connection with the offering from time to time by our executive officers and directors (the "Selling Stockholders") of our common stock which may be acquired upon the exercise of stock options pursuant to our 1991 Directors Stock Option Plan, as amended (the "1991 Plan") and our 1994 Management Incentive Plan, as amended (the "1994 Plan" and together with the 1991 Plan, the "Plans").

                  The common stock issuable upon exercise of the options covered by the Plans may be sold from time to time by any and all of the Selling Stockholders or their transferees, for their own benefit. Such sales may be made in open-market or privately-negotiated transactions which may involve underwriters or bankers. We will not receive any of the proceeds from such sales but we will bear certain expenses of registration of the common stock under federal and state securities laws.

                  Our common stock is listed on the New York Stock Exchange under the symbol "EGP." The closing price of our common stock as reported on the NYSE on November 19, 1999 was $17 13/16 per share. Our common stock is subject to certain restrictions on ownership and transfer designed to assist us in maintaining our status as a real estate investment trust for federal income tax purposes.

                            -------------------------

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
           SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
              SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF
               THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


                            -------------------------

              The date of this prospectus is November 22, 1999.

                  No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included or incorporated by reference in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy any securities to any person in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.


                                TABLE OF CONTENTS


Description                                                           Page
-----------                                                           ----

Forward-Looking Statements............................................   3
Where You Can Find More Information...................................   4
Incorporation of Documents By Reference...............................   5
The Company...........................................................   6
Selling Stockholders..................................................   6
Plan of Distribution..................................................   9
Use of Proceeds.......................................................   9
Description of Capital Stock..........................................  10
Legal Matters.........................................................  13
Experts...............................................................  13

                           FORWARD-LOOKING STATEMENTS


                  This prospectus and the documents incorporated by reference herein include forward-looking statements. We have based these forward-looking statements on our current expectations, estimates and projections. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements concern matters that involve potential risks and uncertainties and, therefore, actual results may differ materially. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus and the documents incorporated by reference herein might not occur. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                  Important facts that may affect these expectations, estimates and projections include, but are not limited to the:

                  -        effect of future events on our financial performance;

                  - risks associated with financing our future acquisitions, such as the failure to obtain such financing and trends in interest rates;

                  - risks associated with the leasing of our properties, such as non-renewal or defaults;

                  - risks associated with our property acquisitions, such as the difficulties in identifying properties to acquire, difficulties in effecting acquisitions and the lack of predictability with respect to financial returns;

                  - risks associated with maintaining our status as a real estate investment trust for federal income tax purposes; and

                  - risks associated with real estate ownership, such as changes in real estate and zoning laws and increases in real property tax rates.

                       WHERE YOU CAN FIND MORE INFORMATION


                  We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. You can also inspect reports and other information we file at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                  We have filed a Registration Statement of which this prospectus is a part and related exhibits with the SEC under the Securities Act of 1933, as amended. The Registration Statement contains additional information about us and the common stock. You may view the Registration Statement and exhibits on the SEC's web site. Also, you may inspect the Registration Statement and exhibits without charge at the SEC's public reference rooms and you may obtain copies from the SEC at prescribed rates.

                     INCORPORATION OF DOCUMENTS BY REFERENCE


                  The SEC allows us to "incorporate by reference" the information we file with them, that means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.

                  We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the Selling Stockholders sell all the common stock.

                  - Our Annual Report on Form 10-K for the year ended December 31, 1998.

                  - Our Quarterly Reports on Form 10-Q and Form 10-Q/A for the three months ended March 31, 1999.

                  - Our Quarterly Report on Form 10-Q for the three months ended June 30, 1999.

                  - Our Quarterly Report on Form 10-Q for the three months ended September 30, 1999.

                  You may request a free copy of these filings (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address and telephone number:

                           EastGroup Properties, Inc.
                           300 One Jackson Place
                           188 East Capitol Street
                           Jackson, Mississippi 39201
                           Attention:  Chief Financial Officer
                           Telephone:  (601) 354-3555

                                   THE COMPANY


                  We are a self-administered real estate investment trust focused primarily on the ownership, acquisition and selective development of industrial properties located in major Sunbelt markets throughout the United States with a special emphasis in the States of California, Florida, Texas and Arizona. As of November 1, 1999, our portfolio included properties in 11 states containing approximately 16 million square feet of leasable space and industrial properties under development or in initial lease-up containing approximately 800,000 square feet of leasable space. As of November 1, 1999, our industrial portfolio (excluding the properties currently under development or in initial lease-up) was 97% leased. We own most of our properties through EastGroup Properties, L.P., of which a wholly-owned subsidiary is the general partner.

                  The address of our principal executive offices is 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201-2195 and our telephone number is (601) 354-3555.


                              SELLING STOCKHOLDERS


                  This prospectus relates to shares of common stock that may be acquired by the Selling Stockholders upon the exercise of options granted pursuant to the Plans. The address of each Selling Stockholder is c/o EastGroup Properties, Inc., 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201.

                  The Selling Stockholders are executive officers and directors of EastGroup. The following table sets forth the name of each Selling Stockholder, his or her position(s) with us during the past three years, the number of shares of common stock of each Selling Stockholder (i) owned of record as of November 1, 1999 (prior to this offering), (ii) that are registered hereunder, some or all of which shares may be sold pursuant to this prospectus, and (iii) the number of shares of common stock and the percentage, if 1% or more of the total class of common stock outstanding, to be beneficially owned by each Selling Stockholder following this offering, assuming the exercise of all options granted under the Plans and the sale of all shares of common stock registered hereby acquired upon the exercise of such options. There is no assurance that any of the Selling Stockholders will offer for sale or sell any or all of the shares of common stock offered by them pursuant to this prospectus.


                                                                                                  Number of
                                                                                                  Shares of
                                     Number of                                                    Common Stock
                                     Shares of            Number of           Number of           Owned
                                     Common               1994 Plan           1991 Plan           Assuming Sale
                                     Stock Owned          Shares of           Shares of           of Shares of
Name and Position Held               as of                Common              Common              Common Stock
with EastGroup for the               November 1,          Stock to be         Stock to be         Registered
Past 3 Years (1)                     1999                 Registered          Registered          Hereunder
--------------------------------     ---------------      ---------------     ---------------     -----------------
Leland R. Speed.................        152,623              129,500                   0               144,731
   Chief Executive Officer
   until 1997 and Chairman

David H. Hoster II..............         68,112 (2)          206,500                   0                46,327 (2)
   Chief Executive Officer
   since 1997, President and
   Director

N. Keith McKey..................         23,956 (3)          123,000                   0                23,956 (3)
   Executive Vice President,
   Chief Financial Officer and
   Secretary, Treasurer since
   1997

Anthony J. Bruno................        101,201 (4)           13,000                   0               101,201 (4)
   Senior Vice President since
   1998

Marshall A. Loeb................         14,040               43,000                   0                 2,040
   Senior Vice President since
   1998, Vice President from
   1995 to 1998 and Asset
   Manager

Stewart R. Speed................         45,307 (5)           35,000                   0                45,307 (5)
   Senior Vice President since
   1999, Vice President from
   1997 to 1999

Eric C. Lopez...................            200                6,000                   0                   200
   Vice President since 1999

Jann W. Puckett.................            480               31,925                   0                   480
   Vice President

                                                                                                  Number of
                                                                                                  Shares of
                                     Number of                                                    Common Stock
                                     Shares of            Number of           Number of           Owned
                                     Common               1994 Plan           1991 Plan           Assuming Sale
                                     Stock Owned          Shares of           Shares of           of Shares of
Name and Position Held               as of                Common              Common              Common Stock
with EastGroup for the               November 1,          Stock to be         Stock to be         Registered
Past 3 Years (1)                     1999                 Registered          Registered          Hereunder
--------------------------------     ---------------      ---------------     ---------------     -----------------

D. Pike Aloian..................              0 (6)           0                   7,500                  0 (6)
   Director since 1999

Alexander G. Anagnos............              0               0                  18,750                  0
   Director

H.C. Bailey, Jr.................         19,352 (7)           0                  21,000             19,352 (7)
   Director

Fredric H. Gould................          6,000 (8)           0                   9,750              6,000 (8)
   Director since 1998

David M. Osnos..................          4,500               0                  21,000              4,500
   Director

John N. Palmer..................          1,623               0                  18,750              1,623
   Director



------------------------

(1) Unless otherwise stated, each individual has held the position indicated for at least the past three years.

(2) Does not include 4,680 shares of common stock beneficially owned by Mr. Hoster's wife and daughters, as to all of which he disclaims beneficial ownership.

(3) Does not include 773 shares of common stock beneficially owned by Mr. McKey's son, as to all of which he disclaims beneficial ownership.

(4) Includes 16,820 shares of common stock owned by the Ensign Property Group Profit Sharing Plan for Mr. Bruno's benefit and 20,898 shares of common stock owned by a trust of which Mr. Bruno is trustee.

(5) Does not include 450 shares of common stock beneficially owned by Mr. Speed's wife, as to all of which he disclaims beneficial ownership.

(6) 2,800,000 shares of our Series B Cumulative Convertible Preferred Stock are held by Five Arrows Realty Securities II L.L.C. ("Five Arrows"), a Delaware limited liability company of which Rothschild Realty Investors IIA L.L.C. is the managing member, which has appointed Mr. Aloian, among others, as manager of Five Arrows. Each share of Series B Preferred Stock is convertible into 1.1364 shares of common stock, subject to adjustment. Mr. Aloian disclaims beneficial ownership of all of the shares of Series B Preferred Stock.

(7) Includes 13,216 shares of common stock with respect to which Mr. Bailey has shared voting and dispositive power.

(8) Includes 3,000 shares of common stock owned by One Liberty Properties, Inc. of which Mr. Gould is Chairman.


                              PLAN OF DISTRIBUTION


                  The common stock may be sold from time to time by the Selling Stockholders or by pledges, donees, transferees or other successors in interest. Such sales may be made on the New York Stock Exchange at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The common stock may be sold by one or more of the following: (i) a block trade in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer for its account pursuant to this prospectus; or (iii) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with such sales. The expenses of preparing and filing this prospectus and the related Registration Statement with the SEC will be paid by EastGroup.


                                 USE OF PROCEEDS


                  We will not receive any proceeds from the sale of common stock by the Selling Stockholders.

                          DESCRIPTION OF CAPITAL STOCK


                  The following is only a summary of some of the rights of our stockholders that might be important to you. You should refer to our Charter and Bylaws for the complete provisions thereof.

                  The total number of shares of capital stock of all classes that we are authorized to issue is 100,000,000. The capital stock is currently classified as (i) 64,875,000 shares of common stock, 15,937,817 of which were issued and outstanding as of November 1, 1999; (ii) 1,725,000 shares of 9.00% Series A Cumulative Redeemable Preferred Stock, all of which are currently issued and outstanding; (iii) 2,800,000 shares of 8.75% Series B Preferred Stock, all of which were issued and outstanding as of November 1, 1999; (iv) 600,000 shares of Series C Preferred Stock, none of which is currently issued and outstanding; and (v) 30,000,000 shares of Excess Stock, none of which is currently issued or outstanding. The common stock and the Series A Preferred Stock are currently listed on the New York Stock Exchange under the symbols "EGP" and "EGP PrA" respectively.

                  Our Board of Directors is authorized by our Charter, to classify or reclassify any unissued shares of our capital stock, by setting, altering or eliminating the designation, preferences, conversion or other rights, voting powers, qualifications and terms and conditions of redemption of, limitations as to dividends and any other restrictions on, our capital stock. The power of the Board of Directors to classify and reclassify any of the shares of capital stock includes the authority to classify or reclassify such shares into a class of preferred stock.

                  Pursuant to the provisions of the Charter, if a transfer of stock occurs such that any person would own, beneficially or constructively, in excess of 9.8% of our outstanding capital stock (excluding shares of Excess Stock), then the amount in excess of the 9.8% limit will automatically be converted into shares of Excess Stock and any such transfer will be void ab initio. However, such restrictions will not prevent the settlement of a transaction entered into through the facilities of any interdealer quotation system or national securities exchange upon which shares of our capital stock are traded. Notwithstanding the prior sentence, certain transactions may be settled by providing shares of Excess Stock.

                  The holders of common stock are entitled to one vote on all matters to be voted upon by the stockholders. The holders of common stock have no cumulative voting rights. Additionally, subject to the rights of holders of preferred stock, holders of common stock are entitled to receive such dividends as may be declared from time to time by the directors out of funds legally available therefor. The holders of shares of Excess Stock have no voting rights or dividend rights and shares of Excess Stock are not transferrable.

                  The common stock ranks junior to both the Series A Preferred Stock and the Series B Preferred Stock, our only other capital stock outstanding. The Series A Preferred Stock and the Series B Preferred Stock rank equally as to dividends and upon liquidation, dissolution and winding up.

                  Holders of Series A Preferred Stock receive dividends at the fixed rate of 9.00% per annum of their liquidation preference. The liquidation preference for the Series A Preferred Stock is $25.00 per share plus all accrued and unpaid dividends. Dividends on the Series A Preferred Stock are cumulative.

                  The Series A Preferred Stock is not redeemable prior to June 19, 2003 except as provided in our Charter. On and after June 19, 2003, the Series A Preferred Stock may be redeemed, at our option, for $25.00 per share plus all accrued and unpaid dividends, without interest. The redemption price (other than the portion consisting of accrued and unpaid dividends) is payable solely out of the proceeds of other capital stock and from no other source.

                  Holders of Series A Preferred Stock generally have no voting rights. However, under certain circumstances, such holders may elect a total of two directors. In addition, certain changes to the terms of the Series A Preferred Stock cannot be made without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock. Holders of Series A Preferred Stock will have certain other voting rights under Maryland law.

                  The Series A Preferred Stock is not convertible or exchangeable, except as provided in our Charter. The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.

                  The Series B Preferred Stock, unless converted or redeemed by us, has a perpetual term, with no maturity. Holders of Series B Preferred Stock are entitled to dividends per share equal to the greater of (i) the quarterly dividend payable for the applicable quarter per share of common stock into which the shares of Series B Preferred Stock are convertible or (ii) $.547 (the "Applicable Dividend Rate"). The dividends on Series B Preferred Stock are fully cumulative and, with respect to unpaid dividends, will accrue interest equal to the Applicable Dividend Rate divided by $25.00.

                  We can redeem the Series B Preferred Stock following the fifth anniversary of its original date of issuance or earlier upon a change in control, in which case the redemption price will be $25.00 per share plus any accrued and unpaid dividends (whether or not declared and accrued through the date of payment for redemption or the date payment is made available for payment to the holder thereof) plus a premium equal to 6.0% of $25.00, provided, the initial redemption of the Series B Preferred Stock will not be less than 50% of the outstanding Series B Preferred Stock.

                  We must send a notice of redemption containing specified information within certain time periods to the holders of the Series B Preferred Stock in the event of a redemption. During the period beginning on the date we mailed the notice and ending on the 30th day following the date of such mailing, each holder of the Series B Preferred Stock may exercise its conversion rights. Upon the 30th day following the mailing of the redemption notice to the holder of the Series B Preferred Stock, and unless such holder of the Series B Preferred Stock has exercised its conversion rights, we will purchase from such holder (upon surrender of the certificate representing such shares by such holder at our principal office) such shares of Series B Preferred Stock specified in the redemption notice, at a price per share equal to the sum of (i) $25.00 per share plus accrued and unpaid dividends (whether or not declared and accrued through the date of payment for redemption or the date payment is made available for payment to the holder thereof) plus a premium equal to the following percentage of $25.00:


Redemption Occurs
On or After:                    But Prior to:                  % Premium
------------                    ------------                   ---------
January 1, 2004                 December 31, 2004                   4.0
January 1, 2005                 December 31, 2005                   3.0
January 1, 2006                 December 31, 2006                   2.0
January 1, 2007                 December 31, 2007                   1.0
January 1, 2008                                                     0.0

and (ii) the number of Series B Preferred Stock to be redeemed in the redemption notice.

                  The Series B Preferred Stock is convertible, at any time, into
1.1364 shares of common stock (subject to adjustment). Each holder of Series B Preferred Stock is entitled to redeem the shares for 102% of its liquidation value upon our voluntary act, omission or participation in our change of control or a "put-event." The Series B Preferred Stock has a liquidation preference of $25.00 per share plus any accrued and unpaid dividends (whether or not declared).

                  Holders of Series B Preferred Stock are entitled to vote on all matters submitted to the holders of common stock together with the holders of common stock as a single class. In certain circumstances, the Board will be expanded by two seats and the holders of Series B Preferred Stock will be entitled to elect these two directors (the "Preferred Directors").

                  So long as shares of Series B Preferred Stock are outstanding, without the consent of the holders of at least a majority of the outstanding Series B Preferred Stock voting separately as a class or by unanimous written consent of all of the holders of the Series B Preferred Stock (in addition to any other vote or consent of stockholders required by law or by our Charter), we may not (i) amend or alter the Articles Supplementary creating the Series B Preferred Stock; (ii) amend or alter the Charter in a way that would adversely affect the rights of the holders of

Series B Preferred Stock as such; (iii) amend, alter or repeal any provision of the Charter which would increase in any respect the restrictions or limitations on ownership applicable to the Series B Preferred Stock; (iv) amend, alter or repeal our Charter or Bylaws to limit the right of indemnification provided to any Preferred Director; (v) issue additional shares of Series B Preferred Stock or of preferred stock (or a series of preferred stock that would vote as a class with the shares of Series B Preferred Stock with respect to the election of any Preferred Director) or shares of stock ranking senior to the Series B Preferred Stock; and (vi) amend, alter or repeal any provision of the Charter or Bylaws to increase the number of directors on the Board above 11 (not including any Preferred Directors).


                                  LEGAL MATTERS


                  Jaeckle Fleischmann & Mugel, LLP, Buffalo, New York will issue an opinion about the legality of the shares for us and for the Selling Stockholders.


                                     EXPERTS


                  The consolidated financial statements and related schedules of EastGroup Properties, Inc. as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3 (FORM S-8). INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed by EastGroup with the SEC are incorporated in this Registration Statement by reference:

                  (i) EastGroup's Annual Report on Form 10-K for the year ended December 31, 1998.

                  (ii) EastGroup's Quarterly Reports on Form 10-Q and Form 10-Q/A for the fiscal quarter ended March 31, 1999.

                  (iii) EastGroup's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

                  (iv) EastGroup's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

                  (v) Description of EastGroup's Common Stock in its Registration Statement on Form 8-B, filed with the SEC on June 5, 1997.

                  All documents subsequently filed by EastGroup pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4 (FORM S-8). DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5 (FORM S-8). INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.


ITEM 6 (FORM S-8) AND ITEM 15 (FORM S-3). INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  EastGroup's Charter contains a provision authorizing EastGroup to indemnify and hold harmless, to the fullest extent permitted by Maryland law, its directors and officers involved in an action, suit or proceeding.

                  Section 2-418 of the Maryland General Corporation Law (the "Indemnification Statute"), the law of the state in which EastGroup is organized, empowers a corporation, subject to certain limitations, to indemnify its officers and directors against expenses, including attorneys' fees, judgments, penalties, fines, settlements and expenses, actually and reasonably incurred by them in any suit or proceeding to which they are parties unless the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith, or was the result of active and deliberate dishonesty, or the director received an improper personal benefit or, with respect to a criminal action or proceeding, the director had no reasonable cause to believe the director's conduct was unlawful.

                  EastGroup has entered into an indemnification agreement (the "Indemnification Agreement") with each of its directors and officers, and the Board of Directors has authorized EastGroup to enter into an Indemnification Agreement with each of the future directors and officers of EastGroup. The Indemnification Statute permits a corporation to indemnify its directors and officers. However, the protection that is specifically afforded by the Indemnification Statute authorizes other arrangements for indemnification of directors and officers, including insurance. The Board of Directors has approved and the stockholders have ratified the Indemnification Agreement, which is intended to provide indemnification to the maximum extent allowable by, or not in violation of, or offensive to, any law of the State of Maryland.

                  The Indemnification Agreement provides that EastGroup shall indemnify a director or officer who is a party to the agreement (the "Indemnitee") if he or she was or is a party to or otherwise involved in any proceeding by reason of the fact that he or she was or is a director or officer of EastGroup, or was or is serving at its request in a certain capacity of another entity, against losses incurred in connection with the defense or settlement of such proceeding. This indemnification shall be provided to the fullest extent permitted by Maryland law. This is similar to the indemnification provided by the Indemnification Statute except that indemnification is not available to the Indemnitee who is adjudged liable on the basis that a personal benefit was improperly received or who pays any amount in settlement of a proceeding without EastGroup's written consent.

ITEM 7 (FORM S-8). EXEMPTION FROM REGISTRATION CLAIMED.

                  None.


ITEM 8 (FORM S-8) AND ITEM 16 (FORM S-3). EXHIBITS.

Exhibit
Number            Description
------            -----------

(4) (a) EastGroup's Articles of Incorporation (incorporated by reference to Appendix B to EastGroup's Proxy Material for its 1997 Annual Meeting of Stockholders).

    (b) Articles Supplementary creating EastGroup's 9.00% Series A Cumulative Redeemable Preferred Stock (incorporated by reference to the Registrant's Form 8-A filed with the Commission on June 15, 1998).

    (c) Articles Supplementary creating the Series B Cumulative Convertible Preferred Stock (incorporated by reference to the Registrant's Form 8-K filed on October 1, 1998).

    (d) Articles Supplementary creating the Series C Preferred Stock (incorporated by reference to the Registrant's Form 8-A filed December 9, 1998).

    (e) Certificate of Correction to Articles Supplementary with respect to Series B Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3(f) to the Registrant's Form 10-K for the year ended December 31, 1998).

    (f) EastGroup's Bylaws (incorporated by reference to Appendix C to the Registrant's Proxy Material for its 1997 Annual Meeting of Stockholders).

 5 Opinion of Jaeckle Fleischmann & Mugel, LLP regarding certain legal matters (filed herewith).

23  (a)           Consent of KPMG Peat Marwick LLP (filed herewith).

    (b) Consent of Jaeckle Fleischmann & Mugel, LLP (incorporated by reference to Exhibit 5 hereto).

24                Powers of Attorney (included on Page II-6).

99 (a) EastGroup's 1991 Directors Stock Option Plan, as amended (incorporated by reference to Exhibit B to EastGroup's Proxy Statement for the 1994 Annual Meeting of Stockholders).

   (b) EastGroup's 1994 Management Incentive Plan, as amended (incorporated by reference to Appendix A to EastGroup's Proxy Statement for the 1999 Annual Meeting of Stockholders).


ITEM 9 (FORM S-8) AND ITEM 17 (FORM S-3). UNDERTAKINGS.

                  The registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           Provided, however, that paragraphs (i) and (ii) shall
not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jackson, State of Mississippi on November 17, 1999.

                                    EASTGROUP PROPERTIES, INC.


                                    By: /s/ David H. Hoster II
                                       ----------------------------------------
                                           David H. Hoster II
                                           Chief Executive Officer and President


                               POWERS OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of David H. Hoster II or N. Keith McKey his or her true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each attorney-in-fact and agent, full power and authority to do and perform each such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Powers of Attorney have been signed by the following persons in the capacities and on the date indicated.


NAME                               TITLE                                        DATE
----                               -----                                        ----

/s/ Leland R. Speed                Chairman                                     November 17, 1999
-------------------------
Leland R. Speed

/s/ David H. Hoster II             Chief Executive Officer                      November 17, 1999
-------------------------
David H. Hoster II                 President and Director

/s/ N. Keith McKey                 Executive Vice President, Chief              November 17, 1999
-------------------------
N. Keith McKey                     Financial Officer, Treasurer and
                                   Secretary (Principal Financial Officer
                                   and Principal Accounting Officer)

/s/ D. Pike Aloian                 Director                                     November 22, 1999
-------------------------
D. Pike Aloian

/s/ Alexander G. Anagnos           Director                                     November 16, 1999
-------------------------
Alexander G. Anagnos

/s/ H.C. Bailey, Jr.               Director                                     November 16, 1999
-------------------------
H.C. Bailey, Jr.

/s/ Fredric H. Gould               Director                                     November 22, 1999
-------------------------
Fredric H. Gould

/s/ David M. Osnos                 Director                                     November 16, 1999
-------------------------
David M. Osnos

/s/ John N. Palmer                 Director                                     November 17, 1999
-------------------------
John N. Palmer